EXHIBIT 5

AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Inspirato, Inc., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same document.

Date:	August 30, 2024

W CAPITAL PARTNERS III, L.P.

By: WCP GP III, LP its General Partner
By: WCP GP III, LLC its General Partner

By:	/s/ John Lambrech
	Name:	John Lambrech
	Title:	Chief Financial Officer

W CAPITAL MANAGEMENT LLC

By:	/s/ David Wachter
Name: David Wachter
Title: Chief Executive Officer

AXA IM US GROUP HOLDING INC.

By:	/s/ Jean Christophe Menioux
	Name:	Jean Christophe Menioux
	Title:	Chairman of the Board and Director

AXA INVESTMENT MANAGERS S.A.

By:	/s/ Anthony Gilsoul
	Name:	Anthony Gilsoul
Title: Attorney-in-fact, duly authorized under Power of Attorney effective as of February 9th, 2023 by and on behalf of AXA Investment Managers S.A.

AXA S.A.

By:	/s/ Anthony Gilsoul
	Name:	Anthony Gilsoul
Title: Attorney-in-Fact, duly authorized under Power of Attorney effective as of October 15th, 2020 by and on behalf of AXA S.A.